EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diversicare Healthcare Services, Inc.
Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-134905, 333-151565 and 333-167630) of Diversicare Healthcare Services, Inc. of our report dated March 3, 2016, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
March 3, 2016